UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 19, 2007
FREEDOM ACQUISITION HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-33217	20-5009693
(Commission File Number)	(IRS Employer Identification Number)
1114 Avenue of the Americas, 41st Floor
New York, New York 10036
(Address of principal executive offices)
Registrant’s telephone number, including area code: (212) 380-2230
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     Freedom Acquisition Holdings, Inc. (AMEX: FRH.U) (the “Company”) announced today that on January 19, 2007 the underwriters for the Company’s initial public offering (the “IPO”) exercised a portion of their over-allotment option and purchased an additional 4.8 million units. Each unit consists of one share of common stock and one warrant to purchase an additional share of common stock. The IPO, including the exercise of the over-allotment option, generated total gross proceeds of $528.0 million to the Company (excluding the proceeds from the offering of $4.5 million sponsors’ warrants received upon consummation of the IPO and the $50.0 million co-investment by its sponsors that will occur immediately prior to its consummation of a business combination).
     In addition, the Company announced today that commencing on January 29, 2007, the holders of the Company’s units may elect to separately trade the common stock and warrants included in the Company’s units. Those units not separated will continue to trade on the American Stock Exchange under the symbol FRH.U, and each of the common stock and warrants will trade on the American Stock Exchange under the symbols FRH and FRH.WS, respectively.
     A copy of the Press Release issued by the Company announcing the exercise of the over-allotment option and the separation of the units is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired.

Not applicable

(b)	Pro Forma Financial Information.

Not applicable

(c)	Exhibits.

Exhibit 99.1 — Press Release dated January 22, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEDOM ACQUISITION HOLDINGS, INC.
Date: January 22, 2007	By:	/s/ NICOLAS BERGGRUEN
		Name:	Nicolas Berggruen
		Title:	President

Index to Exhibits

Exhibit No.	Exhibit Title

99.1	Press Release dated January 22, 2007.